EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement pertaining to the LSB Industries, Inc. 2008 Incentive Stock Plan of our reports dated March 13, 2008, with respect to the consolidated financial statements and schedules of LSB Industries, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2007, and the effectiveness of internal control over financial reporting of LSB Industries, Inc. filed with the Securities and Exchange Commission.

/s/ ERNST & YOUNG LLP

Oklahoma City, Oklahoma
August 19, 2008

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